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                                                                   EXHIBIT 15.1

August 6, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Commissioners:

We are aware that our report dated August 6, 1999 on our review of interim financial information of AirTouch Communications, Inc. ("Company") for the quarter ended June 30, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Vodafone AirTouch Public Limited Company Registration Statement on Form S-8 (No. 333-81825) and the Company's Registration Statements on Form S-3 (Nos. 33-62787 and 333-56645).



Yours very truly,



/s/  PRICEWATERHOUSECOOPERS LLP